Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:           Jeffrey L. Cunningham
President and Chief Executive Officer
(423) 745-1111

ATHENS BANCSHARES CORPORATION
ANNOUNCES DATE OF ANNUAL MEETING

Athens, Tennessee — January 27, 2012.  Athens Bancshares Corporation (Nasdaq: AFCB) today announced that its annual meeting of shareholders will be held on Wednesday, May 16, 2012.

Athens Bancshares Corporation is the parent holding company of Athens Federal Community Bank.  Athens Federal Community Bank, a federally chartered, FDIC-insured savings bank, was organized in 1934.  The Bank is headquartered in Athens, Tennessee and provides financial services to individuals, families and businesses through its seven banking offices located in southeast Tennessee.